Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Second Quarter 2020 Results
Second Quarter Net Income Attributable to Common Shareholders of $0.23 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.47 Per Share
Second Quarter Same Property Cash Basis NOI Increased by 3.4% Compared to the Same Period Last Year

Newton, MA (July 29, 2020): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and six months ended June 30, 2020.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“Despite a challenging economic environment during the second quarter, industrial and logistics real estate has remained in strong demand, evidenced by an accelerated shift by consumers to e-commerce throughout the COVID-19 pandemic. We believe we are operating from a position of strength because the majority of our tenants are considered essential businesses, our liquidity remains strong and we have seen a minimal negative impact on our operating results and financial condition. We are pleased to report continued high occupancy of nearly 99%, growing FFO, and healthy same property cash basis NOI growth of 3.4%. We completed lease renewals and rent resets for over 1.9 million square feet, which resulted in weighted average rental rates that are 23.1% higher than prior rates. After giving effect to modest rent deferrals granted to certain tenants, we collected 97% of our contractual rents for the quarter, highlighting the health and durability of our tenant base. Our joint venture also performed well during its first full quarter and we continue to assess ways to potentially grow the joint venture and unlock value for our shareholders. We are encouraged by the strength of our portfolio and believe we are well positioned to benefit from continued tailwinds in the industrial and logistics sector.”
Results for the Quarter Ended June 30, 2020:

Net income attributable to common shareholders for the quarter ended June 30, 2020 was $14.8 million, or $0.23 per diluted share, compared to $13.1 million, or $0.20 per diluted share, for the same quarter last year. Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, for the quarter ended June 30, 2020 were $30.6 million, or $0.47 per diluted share, compared to $29.8 million, or $0.46 per diluted share, for the same quarter last year.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

shareholders and to Normalized FFO attributable to common shareholders for the quarters ended June 30, 2020 and 2019 appear later in this press release.

Results for the Six Months Ended June 30, 2020:

Net income attributable to common shareholders for the six months ended June 30, 2020 was $27.7 million, or $0.42 per diluted share, compared to $29.9 million, or $0.46 per diluted share, for the same period last year. Normalized FFO attributable to common shareholders for the six months ended June 30, 2020 were $60.7 million, or $0.93 per diluted share, compared to $56.2 million, or $0.86 per diluted share, for the same period last year.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and to Normalized FFO attributable to common shareholders for the six months ended June 30, 2020 and 2019 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2020, ILPT entered lease renewals and completed rent resets for approximately 1,915,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 23.1% higher than prior rental rates for the same space, with a weighted average (by square feet) lease term of 20.1 years for lease renewals. Commitments for leasing capital and concessions for lease renewals entered during the quarter ended June 30, 2020 totaled approximately $229,000, or approximately $0.04 per square foot per lease year.

As of June 30, 2020, 98.8% of ILPT’s total rentable square feet was leased, compared to 98.9% as of March 31, 2020 and 99.3% as of June 30, 2019. Occupancy for properties owned continuously since April 1, 2019 on a same property basis decreased to 98.4% at June 30, 2020 from 99.1% at June 30, 2019. Same property cash basis net operating income, or Cash Basis NOI, increased 3.4% for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019, primarily as a result of contractual rent increases and leasing activity at certain properties since April 1, 2019.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI, for the quarters ended June 30, 2020 and 2019, appear later in this press release.
In response to the COVID-19 pandemic, ILPT granted requests for 42 tenants to defer rent payments totaling $2.8 million as of July 27, 2020, and these tenants will be obligated to pay, in most cases, the deferred rents in 12 equal monthly installments commencing in September 2020. For the quarter ended June 30, 2020, ILPT collected approximately 97% of its contractual rents due after giving effect to such rent deferrals.

Recent Financing Activities:

 In May 2020, ILPT prepaid a mortgage note secured by one of its properties with an outstanding principal balance of approximately $48.8 million, an annual interest rate of 3.48% and a maturity date in November 2020. ILPT prepaid this mortgage note using cash on hand and borrowings under its revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Murray, Chief Financial Officer and Treasurer, Richard Siedel, and Vice President and Chief Operating Officer, Yael Duffy, will host a conference call to discuss ILPT’s second quarter 2020 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, August 5, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10145358.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Second Quarter 2020 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property

Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Rental income	$65,110	$60,090	$129,388	$106,077

Expenses:
Real estate taxes	8,932	7,495	17,743	13,060
Other operating expenses	5,041	4,198	10,222	7,584
Depreciation and amortization	18,525	16,709	36,815	26,320
General and administrative	4,846	4,856	9,677	8,656
Total expenses	37,344	33,258	74,457	55,620

Interest income	2	138	113	499
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $642, $494, $1,229 and $897, respectively)	(13,205)	(13,924)	(27,724)	(21,520)
Gain on early extinguishment of debt	120	—	120	—
Income before income tax expense and equity in earnings of an investee	14,683	13,046	27,440	29,436
Income tax expense	(126)	(60)	(189)	(68)
Equity in earnings of an investee	—	130	—	534
Net income	14,557	13,116	27,251	29,902
Net loss attributable to noncontrolling interest	264	—	416	—
Net income attributable to common shareholders	$14,821	$13,116	$27,667	$29,902

Weighted average common shares outstanding - basic	65,089	65,039	65,082	65,035
Weighted average common shares outstanding - diluted	65,091	65,043	65,087	65,042

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.23	$0.20	$0.42	$0.46

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income attributable to common shareholders	$14,821	$13,116	$27,667	$29,902
Depreciation and amortization	18,525	16,709	36,815	26,320
FFO adjustments attributable to noncontrolling interest	(2,657)	—	(3,634)	—
FFO attributable to common shareholders	30,689	29,825	60,848	56,222
Gain on early extinguishment of debt	(120)	—	(120)	—
Normalized FFO attributable to common shareholders	$30,569	$29,825	$60,728	$56,222

Weighted average common shares outstanding - basic	65,089	65,039	65,082	65,035
Weighted average common shares outstanding - diluted	65,091	65,043	65,087	65,042

Per common share data (basic and diluted):
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$0.47	$0.46	$0.93	$0.86
Distributions declared	$0.33	$0.33	$0.66	$0.66

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above, if any, and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI:
Rental income	$65,110	$60,090	$129,388	$106,077
Real estate taxes	(8,932)	(7,495)	(17,743)	(13,060)
Other operating expenses	(5,041)	(4,198)	(10,222)	(7,584)
NOI	51,137	48,397	101,423	85,433
Non-cash straight line rent adjustments included in rental income	(2,096)	(2,002)	(4,063)	(2,981)
Lease value amortization included in rental income	(204)	(707)	(404)	(820)
Cash Basis NOI	$48,837	$45,688	$96,956	$81,632

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$14,557	$13,116	$27,251	$29,902
Equity in earnings of an investee	—	(130)	—	(534)
Income tax expense	126	60	189	68
Income before income tax expense and equity in earnings of an investee	14,683	13,046	27,440	29,436
Gain on early extinguishment of debt	(120)	—	(120)	—
Interest expense	13,205	13,924	27,724	21,520
Interest income	(2)	(138)	(113)	(499)
General and administrative	4,846	4,856	9,677	8,656
Depreciation and amortization	18,525	16,709	36,815	26,320
NOI	51,137	48,397	101,423	85,433
Non-cash straight line rent adjustments included in rental income	(2,096)	(2,002)	(4,063)	(2,981)
Lease value amortization included in rental income	(204)	(707)	(404)	(820)
Cash Basis NOI	$48,837	$45,688	$96,956	$81,632

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$65,110	$60,090	$129,388	$106,077
Real estate taxes	(8,932)	(7,495)	(17,743)	(13,060)
Other operating expenses	(5,041)	(4,198)	(10,222)	(7,584)
NOI	51,137	48,397	101,423	85,433
Less:
NOI of properties not included in same property results	(11,648)	(9,579)	(30,695)	(15,431)
Same property NOI	$39,489	$38,818	$70,728	$70,002

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$39,489	$38,818	$70,728	$70,002
Less:
Non-cash straight line rent adjustments included in rental income	(1,240)	(1,310)	(2,469)	(2,073)
Lease value amortization included in rental income	(124)	(635)	(244)	(747)
Same property Cash Basis NOI	$38,125	$36,873	$68,015	$67,182

(1)
See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended June 30, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2020 and that it owned continuously since April 1, 2019.

(3)
For the six months ended June 30, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2020 and that it owned continuously since January 1, 2019.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Real estate properties:
Land	$759,009	$747,794
Buildings and improvements	1,644,996	1,588,170
Total real estate properties, gross	2,404,005	2,335,964
Accumulated depreciation	(153,979)	(131,468)
Total real estate properties, net	2,250,026	2,204,496
Acquired real estate leases, net	130,153	138,596
Cash and cash equivalents	33,256	28,415
Restricted cash	13,703	6,135
Rents receivable, including straight line rents of $62,399 and $58,336, respectively	67,292	62,782
Deferred leasing costs, net	6,161	6,581
Debt issuance costs, net	2,215	2,954
Due from related persons	1,023	1,504
Other assets, net	1,771	3,438
Total assets	$2,505,600	$2,454,901

LIABILITIES AND EQUITY
Revolving credit facility	$320,000	$310,000
Mortgage notes payable, net	1,048,226	1,096,608
Assumed real estate lease obligations, net	16,353	17,508
Accounts payable and other liabilities	18,002	16,475
Rents collected in advance	7,495	9,442
Security deposits	6,597	6,680
Due to related persons	2,316	2,498
Total liabilities	1,418,989	1,459,211

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,209,564 and 65,180,628 shares issued and outstanding, respectively	652	652
Additional paid in capital	1,007,223	999,302
Cumulative net income	169,822	142,155
Cumulative common distributions	(189,440)	(146,419)
Total equity attributable to common shareholders	988,257	995,690
Noncontrolling interest:
Total equity attributable to noncontrolling interest	98,354	—
Total equity	1,086,611	995,690
Total liabilities and equity	$2,505,600	$2,454,901

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:

•
Mr. Murray states that industrial and logistics real estate has remained in strong demand despite a challenging economic environment during the second quarter and that this strong demand is evidenced by an accelerated shift by consumers to e-commerce throughout the COVID-19 pandemic. He further states that ILPT is operating from a position of strength because the majority of ILPT’s tenants are considered essential businesses, ILPT’s liquidity remains strong and ILPT has seen a minimal negative impact on its operating results and financial condition. Mr. Murray also states that ILPT is encouraged by the strength of its portfolio and that it believes it is well positioned to benefit from continued tailwinds in the industrial and logistics sector. However, if the COVID-19 pandemic continues to have a negative impact on economic conditions, the economic downturn could continue for an extended period and e-commerce demand could decline. If that occurs, ILPT’s tenants’ businesses, operations and liquidity could be materially adversely impacted, which could be detrimental to those tenants’ ability or willingness to pay rents due to ILPT. In turn, ILPT’s financial situation and liquidity could be materially adversely impacted and the value of its properties could decline,

•
Mr. Murray's statements in this press release regarding ILPT’s leasing activity may imply that ILPT will achieve similar or better leasing results in the future. However, leasing activity depends on various factors, including the impact of the COVID-19 pandemic and its aftermath, the timing of the expiration of existing leases, the market demand to lease space at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not realize similar or better leasing results in the future, and these leasing results may worsen,

•
Mr. Murray states that, after giving effect to modest rent deferrals granted to certain tenants, ILPT collected 97% of its contractual rents for the quarter. This may imply that ILPT will continue to have strong rent collections in the future. However, if the COVID-19 pandemic and the current economic conditions continue for an extended period or worsen, ILPT’s tenants’ businesses, operations and liquidity may be materially adversely impacted, which could be detrimental to those tenants’ ability or willingness to pay rents due to ILPT, and

•
Mr. Murray states that ILPT’s joint venture performed well during its first full quarter and that ILPT continues to assess ways to potentially grow the joint venture and unlock value for its shareholders. However, ILPT may be unable to successfully grow its joint venture due to current economic conditions or otherwise.

The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)